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                                                                    Exhibit 10.7

                            Summary Description of
                            Equistar Chemicals, LP
                            Executive Medical Plan

Eligibility:  Officers

Medical expenses are covered at 100% of allowed charges. The plan also reimburses up to $250 annually for Physicals. There is a $1,000,000 lifetime maximum benefit per covered participant.